UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-1815595
(State of incorporation or organization)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
0.000% Notes due 2021 0.875% Notes due 2039	New York Stock Exchange LLC New York Stock Exchange LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates: 333-221172 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 0.000% Notes due 2021 of Colgate-Palmolive Company (the “Company”) (the “2021 Notes”) and the 0.875% Notes due 2039 of the Company (the “2039 Notes” and, together with the 2021 Notes, the “Notes”) to be registered hereunder is contained in the “Description of the Notes” and “Description of Debt Securities” set forth in the Company’s Prospectus Supplement and Prospectus, respectively, each dated October 27, 2017 (filed as part of its Registration Statement on Form S-3 (Registration No. 333-221172) and pursuant to Rule 424(b) under the Securities Act of 1933, as amended), and the “Description of the Notes” set forth in the Company’s Pricing Supplement No. 3, dated November 4, 2019 (filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement No. 333-221172), which descriptions are hereby incorporated by reference into this Registration Statement.

Item 2. Exhibits.

4.1	Indenture, dated as of November 15, 1992, between Colgate-Palmolive Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated herein by reference Exhibit 4.1 to the Company’s Form S-3 Registration Statement and Post-Effective Amendment No. 1 filed on June 26, 1992, Registration No. 33-48840).

4.2	Form of 0.000% Note due 2021

4.3	Form of 0.875% Note due 2039

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLGATE-PALMOLIVE COMPANY

By:	/s/ Henning I. Jakobsen
Name:	Henning I. Jakobsen
Title:	Chief Financial Officer

Date: November 12, 2019